Important Notice of Availability of Proxy Materials for the Shareholder Meeting of
GIGAMON INC.
To Be Held On:
June 8, 2016 at 1:00 p.m.
3300 Olcott Street, Santa Clara, California 95054

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 28, 2016
Please visit http://www.astproxyportal.com/ast/18362, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K
TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp
TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of three Class III directors: NOMINEES:	2.	To approve, on an advisory basis, the compensation of our named executive officers, as described in the proxy statement.
Paul A. Hooper John H. Kispert Joan A. Dempsey	3.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.
	5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Please note that you cannot use this notice to vote by mail.